Report of Independent Registered Public Accounting Firm

To the Board of Trustees of FundVantage Trust and
Shareholders of the WHV/Acuity Tactical Credit Long/Short
Fund

In planning and performing our audit of the financial statements of the WHV/Acuity Tactical Credit Long/Short
Fund (constituting one of the twenty-eight series of the FundVantage Trust) (the "Fund") as of and for the period ended April 30, 2016, in accordance with the standards of the Public Company Accounting Oversight Board (United
States), we considered the Fund's internal control over financial reporting, including controls over safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Fund's internal control over financial reporting. Accordingly, we do not express an opinion on the effectiveness of the Fund's internal control over financial reporting.

The management of the Fund is responsible for establishing and maintaining effective internal control over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. A fund's internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A fund's internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the fund ; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the fund are being made only in accordance with authorizations of management and trustees of the fund; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a fund's assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A deficiency in internal control over financial reporting exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the Fund's annual or interim financial statements will not be prevented or detected on a timely basis.

Our consideration of the Fund's internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control over financial reporting that might be material weaknesses under standards established by the Public Company Accounting
Oversight Board (United States). However, we noted the following deficiency in the Fund's internal control over financial reporting and its operation, including controls over safeguarding securities that we consider to be material weaknesses as defined above as of April 30, 2016.

The Fund's control designed to ensure the proper recording
of expense waivers did not operate effectively as of April
30, 2016.  As a result of this material weakness, the
amount of expense waivers and reimbursements in the
statement of operations was misstated and resulted in
audit adjustments to the Fund's April 30, 2016 financial
statements.   Prospectively, the Fund will enhance its
controls to ensure proper communication, set up, and review within the fund accounting system of all contractual expense waivers. We have not performed any procedures to assess this corrective action, including the sufficiency in addressing the material weakness described above. This material weakness was considered in determining the nature, timing, and extent of audit tests applied in our audit of the Fund's financial statements as of and for the period ended April 30, 2016.

This report is intended solely for the information and use of management and the Board of Trustees of WHV/Acuity
Tactical Credit Long/Short Fund and the Securities and
Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.


/s/PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
July 1, 2016